Exhibit 4.7

                                JOINDER AGREEMENT


                     This JOINDER AGREEMENT, dated February 10, 2005, is delivered by IWO HOLDINGS, INC., a Delaware corporation, INDEPENDENT WIRELESS ONE CORPORATION, a Delaware corporation, and INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION, a Delaware corporation (each, a "New Grantor"), pursuant to the Pledge and Security Agreement, dated as of January 6, 2005 (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among IWO ESCROW COMPANY, the other Grantors named therein, and THE BANK OF NEW YORK, as the Collateral Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

                     Each New Grantor hereby confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of such New Grantor's right, title and interest in and to all Collateral to secure the Parity Secured Obligations, in each case whether now or hereafter existing or in which such New Grantor now has or hereafter acquires an interest and wherever the same may be located. From and after the date hereof, each New Grantor shall be a "Grantor" for all purposes of the Security Agreement. Each New Grantor hereby makes all of the representations and warranties set forth in the Security Agreement. Each New Grantor represents and warrants that the attached Supplements to Schedules with respect to such New Grantor accurately and completely set forth as of the date hereof all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.


                  [Remainder of page intentionally left blank.]

                     IN WITNESS WHEREOF, each New Grantor has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of February 10, 2005.


                         IWO HOLDINGS, INC.

                         By: /s/ Richard Harris
                             -----------------------------------------------
                         Name: Richard Harris
                         Title: Vice President and Chief Financial Officer




                         INDEPENDENT WIRELESS ONE CORPORATION

                         By: /s/ Richard Harris
                             -----------------------------------------------
                         Name: Richard Harris
                         Title: Vice President and Chief Financial Officer




                         INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

                         By: /s/ Richard Harris
                             -----------------------------------------------
                         Name: Richard Harris
                         Title: Vice President and Chief Financial Officer

                          PLEDGE AND SECURITY AGREEMENT


                           DATED AS OF JANUARY 6, 2005


                                     BETWEEN


                                     EACH OF


                               IWO ESCROW COMPANY


                THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME





                                       AND


                              THE BANK OF NEW YORK,
                              AS COLLATERAL TRUSTEE

                                TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----

SECTION 1.    DEFINITIONS.......................................................................................................1

SECTION 2.    GRANT OF SECURITY.................................................................................................9

SECTION 3.    SECURITY FOR OBLIGATIONS.........................................................................................11

SECTION 4.    REPRESENTATIONS AND WARRANTIES AND COVENANTS.....................................................................11

SECTION 5.    DIVIDENDS, DISTRIBUTIONS AND VOTING..............................................................................20

SECTION 6.    ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES...............................................................22

SECTION 7.    COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT, IRREVOCABLE POWER OF ATTORNEY.....................................23

SECTION 8.    REMEDIES.........................................................................................................23

SECTION 9.    COLLATERAL TRUSTEE...............................................................................................27

SECTION 10.    CONTINUING SECURITY INTEREST; TRANSFER OF PARITY SECURED OBLIGATIONS............................................28

SECTION 11.    STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM................................................................28

SECTION 12.    INDEMNITY AND EXPENSES..........................................................................................28

SECTION 13.    MISCELLANEOUS...................................................................................................29

SCHEDULE I -         GENERAL INFORMATION
SCHEDULE II -        LOCATION OF INVENTORY AND EQUIPMENT
SCHEDULE III -       INVESTMENT RELATED PROPERTY
SCHEDULE IV -        MATERIAL CONTRACTS
SCHEDULE V -         LETTERS OF CREDIT
SCHEDULE VI -        INTELLECTUAL PROPERTY
SCHEDULE VII -       COMMERCIAL TORT CLAIMS

ANNEX A - PLEDGE SUPPLEMENT

ANNEX B - JOINDER AGREEMENT


           This PLEDGE AND SECURITY AGREEMENT, dated as of January 6, 2005 (as amended or otherwise modified from time to time, this "AGREEMENT"), between each of IWO ESCROW COMPANY (the "COMPANY," together with any other Person that executes a Joinder Agreement each, a "GRANTOR" and collectively, the "GRANTORS"), and THE BANK OF NEW YORK acting in the capacity of Collateral Trustee for the benefit of the Secured Parties (as defined in the Collateral Trust Agreement referred to below), together with its successors and assigns (in such capacity, the "COLLATERAL TRUSTEE").

                                    RECITALS:

           WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "INDENTURE") among the Company, the other Grantors party thereto from time to time and U.S. Bank National Association, as trustee (in such capacity and together with its successors in such capacity, the "TRUSTEE") pursuant to which the Company intends to issue Senior Secured Floating Rate Notes due 2012 (including any related exchange notes, the "NOTES") in an aggregate principal amount of $150 million.

           WHEREAS, pursuant to the Indenture, the Grantors (other than the Company) will guarantee payment of the Notes and all other Note Obligations (as defined in the Collateral Trust Agreement referred to below).

           WHEREAS, the Grantors may, from time to time, incur additional future Parity Lien Debt and any Hedging Obligations related thereto (as defined in the Collateral Trust Agreement referred to below) in an amount not to exceed $30 million outstanding at any time that will, subject to the terms and conditions of the Indenture, be secured on a first priority basis.

           WHEREAS, the Indenture contemplates that, when issued, the Notes and all other Note Obligations, will be secured Equally and Ratably (as defined in the Collateral Trust Agreement) with other future Parity Secured Obligations (as defined in the Collateral Trust Agreement), by Liens on all present and future Collateral (as defined herein).

           WHEREAS, in order to cause the Liens encumbering the Collateral and created herein to secure Equally and Ratably, the Note Obligations and all other future Parity Secured Obligations, the Company and the other Grantors will enter into a collateral trust arrangement pursuant to the Collateral Trust Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the "COLLATERAL TRUST AGREEMENT"), among the Grantors, the Trustee, the other Secured Debt Representatives party thereto from time to time and the Collateral Trustee.

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Trustee agree as follows:

SECTION 1.           DEFINITIONS

           (A) General Definitions. In this Agreement, the following terms shall have the following meanings:

           "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

           "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

           "AGREEMENT" shall have the meaning set forth in the preamble.

           "AUTHENTICATE" shall mean "authenticate" as defined in Article 9 of the UCC.

           "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

           "CAPITAL STOCK" means: in the case of a corporation, corporate stock; in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and any other interest or participation that confers on a Person the right to receive the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether not such debt securities include any right of participation with Capital Stock.

           "CASH PROCEEDS" shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.

           "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in the UCC.

           "CLOSING DATE" shall mean the date of the Indenture.

           "COLLATERAL" shall have the meaning set forth in Section 2.1 hereof.

           "COLLATERAL TRUST AGREEMENT" shall have the meaning set forth in the recitals.

           "COLLATERAL TRUSTEE" shall have the meaning set forth in the preamble.

           "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

           "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

           "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule VII hereto (as such Schedule may be amended or supplemented from time to time).

           "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Commodities Accounts" (as such Schedule may be amended or supplemented from time to time).

           "COPYRIGHT LICENSES" shall mean any and all agreements granting any right in, to or under Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule VI(B) (as such Schedule may be amended or supplemented from time to time).

           "COPYRIGHTS" shall mean all United States and foreign copyrights, including but not limited to copyrights in software and databases, and all mask works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications for any of the foregoing including, without limitation, the applications referred to in Schedule VI(A) (as such Schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

           "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Deposit Accounts" (as such Schedule may be amended or supplemented from time to time).

           "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

           "DOCUMENTS EVIDENCING GOODS" shall mean all Documents evidencing, representing or issued in connection with Goods.

           "EQUIPMENT" shall mean: (i) all "equipment" as defined in the UCC,
(ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC),
(iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

           "ESCROW AGREEMENT" means the Escrow and Security Agreement dated January 3, 2005 by and between the Company and the other parties thereto, as such agreement may be amended, modified or supplemented from time to time.

           "EVENT OF DEFAULT" shall have the meaning assigned in the Indenture or any other Secured Debt Document (as defined in the Collateral Trust Agreement).

           "EXCLUDED COLLATERAL" shall have the meaning assigned in Section
2(b).

           "EXCLUDED ESCROW ACCOUNT" shall mean the securities account number 180121167365, established pursuant to the Escrow Agreement and maintained at U.S. Bank National Association in the name of the Trustee (as that term is defined in the Escrow Agreement) subject to the lien granted by the Company in favor of the Trustee (as that term is defined in Escrow Agreement) for the benefit of the holders of the Notes and the Company's 10.75% Senior Discount Notes due 2015.

           "FIXTURES" shall mean all "fixtures" as defined in Article 9 of the UCC.

           "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all contracts, all tax refunds and all licenses, permits, concessions and authorizations (in each case, regardless of whether characterized as general intangibles under the UCC).

           "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory, Equipment, Documents Evidencing Goods and Software Embedded In Goods.

           "INDEMNITEE" shall mean the Collateral Trustee, and its Affiliates' officers, partners, directors, trustees, employees, agents.

           "INDENTURE" shall have the meaning set forth in the recitals.

           "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

           "INSURANCE" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.

           "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

           "INTELLECTUAL PROPERTY LICENSES" shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

           "INVENTORY" shall mean: (i) all "inventory" as defined in the UCC and
(ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business; all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

           "INVESTMENT ACCOUNTS" shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

           "INVESTMENT RELATED PROPERTY" shall mean: (a) all "investment property" (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) the Investment Accounts and (iv) Certificates of Deposit.

           "IWO HOLDINGS" shall mean IWO Holdings, Inc., a Delaware corporation.

           "JOINDER AGREEMENT" means an agreement in the substantially the form of Annex B hereto whereby an additional person becomes a Grantor hereunder as required by the Indenture or any other Secured Debt Document.

           "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in the UCC.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance (other than a license) of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

           "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) of Grantor and its subsidiaries taken as a whole; (ii) the ability of the Grantor to fully and timely perform its Secured Obligations; (iii) the legality, validity, binding effect or enforceability against the Grantor of a Secured Debt Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any agent and Collateral Trustee under any Parity Secured Obligation.

           "MATERIAL CONTRACT" shall mean any contract or other arrangement to which any Grantor is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

           "MONEY" shall mean "money" as defined in the UCC.

           "NON-ASSIGNABLE CONTRACT" shall mean any agreement, contract or license to which any Grantor is a party that by its terms purport to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 9-409 of the UCC).

           "PATENT LICENSES" shall mean all agreements granting any right in, to, or under Patents (whether such Grantor is licensee or licensor thereunder) including without limitation, each agreement referred to in Schedule VI(D) hereto (as such Schedule may be amended or supplemented from time to time).

                     "PATENTS" shall mean all United States and foreign patents and applications for letters patent, including, but not limited to, each patent and patent application referred to in Schedule VI(C) hereto (as such Schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, the right to sue for past, present and future infringements of any of the foregoing and all proceeds of the foregoing including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

           "PAYMENT INTANGIBLE" shall have the meaning specified in Article 9 of the UCC.

           "PERMITTED LIEN" shall have the meaning assigned to such term in the Indenture or other Secured Debt Document.

           "PERMITTED SALE" shall mean those sales, transfers or assignments permitted by the Indenture and the other Secured Debt Document.

           "PLEDGE SUPPLEMENT" means an agreement is substantially the form of Annex A hereto.

           "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

           "PLEDGED DEBT" shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on Schedule III hereto under the heading "Pledged Debt" (as such Schedule may be amended or supplemented from time to time), all monetary obligations owing to any Grantor from any other Grantor the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

           "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and any other participation or other interests in any equity or profits of any business entity; provided, however, that in no case shall such term mean any Capital Stock of any Subsidiary of IWO Holdings.

           "PLEDGED LLC INTERESTS" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule III hereto under the heading "Pledged LLC Interests" (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no case shall such term mean any Capital Stock of any Subsidiary of IWO Holdings.

           "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on
Schedule III hereto under the heading "Pledged Partnership Interests" (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no case shall such term mean any Capital Stock of any Subsidiary of IWO Holdings.

           "PLEDGED STOCK" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on
Schedule III hereto under the heading "Pledged Stock" (as such Schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no case shall such term mean any Capital Stock of any Subsidiary of IWO Holdings.

           "PLEDGED TRUST INTERESTS" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule III hereto under the heading "Pledged Trust Interests" (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

           "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

           "RECEIVABLES" shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

           "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

           "RECORD" shall have the meaning specified in the UCC.

           "REGISTERED ORGANIZATION" shall mean an organization organized solely under the law of a single State or the United States and as to which the State or the United States must maintain a public record showing the organization to have been organized.

           "REPRESENTATION DATE" shall mean each of (i) the date hereof, (ii) the date of the Merger, and (iii) each day on which a Parity Lien Debt is incurred or issued.

           "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

           "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Securities Accounts" (as such Schedule may be amended or supplemented from time to time).

           "SOFTWARE EMBEDDED IN GOODS" means, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

           "STATE" shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

           "SUBSIDIARY" means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

           "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in the UCC.

           "TRADE SECRET LICENSES" shall mean any and all agreements granting any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule VI(G) hereto (as such Schedule may be amended or supplemented from time to time).

           "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a "Trade Secret"), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

           "TRADEMARK LICENSES" shall mean any and all agreements granting any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule VI(F) hereto (as such Schedule may be amended or supplemented from time to time).

           "TRADEMARKS" shall mean all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to, the registrations and applications referred to in Schedule VI(E) hereto (as such Schedule may be amended or supplemented from time to time), the goodwill of the business symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

           "TRUSTEE" shall have the meaning set forth in the recitals.

           "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

           (B) Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement or, if not defined therein, in the UCC. With respect to terms defined in more than one article of the UCC, unless otherwise specified such terms shall have the meaning specified in Article 9 of the UCC. References to "Sections," "Exhibits" "Annexes" and "Schedules" shall be to Sections, Exhibits, Annexes and Schedules, as the case may be, of this Agreement (as such Sections, Exhibits, Annexes and Schedules may be amended or supplemented from time to time in accordance with the terms of this Agreement), unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Collateral Trust Agreement, the Collateral Trust Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

           SECTION 2. GRANT OF SECURITY

           (A) Grant of Security. Each Grantor hereby grants to the Collateral Trustee a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

                      (i) Documents;

                      (ii) General Intangibles;

                      (iii) Goods (including, without limitation, Documents Representing Goods and Software Embedded in Goods);

                      (iv) Insurance;

                      (v) Intellectual Property;

                      (vi) Investment Related Property (including, without limitation, Deposit Accounts);

                      (vii) Letter of Credit Rights and letters of credit;

                      (viii) Money;

                      (ix) Receivables and Receivable Records;

                      (x) Commercial Tort Claims;

                      (xi) to the extent not otherwise included above, Material Contracts, motor vehicles, choses in action and all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

                      (xii) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

           (B) Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2(a) hereof attach to nor shall "Collateral" include the following (collectively, the "Excluded Collateral"):

                      (i) assets securing purchase money obligations or Capital Lease Obligations permitted to be incurred under the Indenture;

                      (ii) any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as (a) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (b) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity; provided, however, that (i) such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (a) and (b) of this paragraph are and remain satisfied, and to the extent such assets otherwise constitute Collateral, such assets will cease to be Excluded Assets and will become subject to the first priority security interest of the Collateral Trustee for the benefit of the holders of senior secured floating rate notes and holders of other Parity Secured Obligations (as defined in the Collateral Trust Agreement), immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (ii) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the first priority security interest of the Collateral Trustee for the benefit of the holders of senior secured floating rate notes and holders of other Parity Secured Obligations;

                      (iii) Capital Stock of any Subsidiary of the Company;

                      (iv) the Excluded Escrow Account; and

                      (v) all non-material real property fee interests and all real property leasehold interests.

           SECTION 3. SECURITY FOR OBLIGATIONS.

           (A) Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) (and any successor provision thereof)), of all Parity Secured Obligations.

           (B) Continuing Liability under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any Secured Party and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release the Grant or from any of its duties or obligations under the contracts and agreements included in the Collateral.

           SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

           (A) Generally.

                      (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:

                                 (1) it owns the Collateral purported to be
                      owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will, except as permitted under the Indenture or any Sharing Eligible Debt Document, continue to own or have such rights in each item of the Collateral not otherwise released or sold in accordance with the Secured Debt Documents, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

                                 (2) such Grantor has been duly organized as the
                      type of entity listed on Schedule I(A) hereof opposite its name under the laws of the jurisdiction listed on Schedule I(A) hereof opposite its name and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

                                 (3) the execution and delivery of this
                      Agreement by such Grantor and the performance by it of its obligations under this Agreement are within its corporate or other powers and have been duly authorized by all necessary corporate or other action;

                                 (4) (A) upon the filing of UCC financing
                      statements naming each Grantor as debtor and the Collateral Trustee as secured party and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule I(E) hereof (as such Schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (B) upon sufficient identification of Commercial Tort Claims, the security interests granted to the Collateral Trustee hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens) on Collateral that can be perfected by the filling of UCC financing statements;

                                 (5) other than the financing statements filed
                      in favor of the Collateral Trustee, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Trustee for filing and (y) financing statements filed in connection with Permitted Liens;

                                 (6) no authorization, approval or other action
                      by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by the Grantor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (4) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and as may be required under federal and foreign laws pertaining to Intellectual Property;

                                 (7) all actions and consents, including all
                      filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

                                 (8) it has indicated on Schedule I(A) hereto
                      (as such Schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor,
                      (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number, if any, and (z) the jurisdiction where the chief executive office or its sole place of business is (or if such Grantor is a natural person principal residence and principal place of business), and for the one-year period preceding the date hereof has been, located;

                                 (9) the full legal name of such Grantor is as
                      set forth on Schedule I(A); and

                                 (10) all information supplied by each Grantor
                      with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

                      (ii) Covenants and Agreements. The Grantor hereby covenants and agrees that:

                                 (1) except for the security interest created by
                      this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

                                 (2) it shall not produce, use or permit any
                      Collateral to be used unlawfully or in material violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                                 (3) without limiting any prohibitions or
                      restrictions on mergers in the Indenture, it shall not change such Grantor's name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Trustee in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee's security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Annex A attached hereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder;

                                 (4) it shall pay promptly when due all property
                      and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

                                 (5) upon such Grantor or any officer of such
                      Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Trustee in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of the Grantor or the Collateral Trustee to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Trustee in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

                                 (6) it shall not take or permit any action
                      which could impair the Collateral Trustee's rights in the Collateral; and

                                 (7) it shall not sell, transfer or assign (by
                      operation of law or otherwise) any Collateral except for Permitted Sales.

           (B) Equipment and Inventory.

                      (i) Representations and Warranties. The Grantor represents and warrants, on each Representation Date, that:

                                 (1) any Inventory now or hereafter produced by
                      the Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations thereunder; and

                                 (2) none of the Inventory or Equipment is in
                      the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor not delivered to the Collateral Trustee; and

                      (ii) Covenants and Agreements. The Grantor covenants and agrees that:

                                 (1) it shall keep correct and accurate records
                      of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with generally accepted accounting principles;

                                 (2) it shall not deliver any Document
                      Evidencing any Goods to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Trustee; and

                                 (3) if any Equipment or Inventory is in
                      possession or control of any third party, including, without limitation, any warehouseman, bailee or agent, the Grantor shall initiate and join with the Collateral Trustee in notifying the third party of the Collateral Trustee's security interest and using its commercially reasonable efforts to obtain an Authenticated acknowledgment from such third party that it is holding the Equipment and Inventory for the benefit of the Collateral Trustee.

           (C) Receivables.

                      (i) Covenants and Agreements: The Grantor hereby covenants and agrees that:

                                 (1) it shall keep and maintain at its own cost
                      and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

                                 (2) it shall perform in all material respects
                      all of its obligations with respect to the Receivables;

                                 (3) it shall not amend, modify, terminate or
                      waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect; and

                                 (4) notwithstanding the foregoing, the
                      Collateral Trustee shall have the right at any time during the continuance of an Event of Default to notify, or require the Grantor to notify, any Account Debtor of the Collateral Trustee's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Trustee may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; (2) notify, or require the Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Trustee; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Trustee notifies the Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in an account maintained under the sole dominion and control of the Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

           (D) PLEDGED EQUITY INTERESTS AND PLEDGED DEBT

                      (i) Representations and Warranties. The Grantor hereby represents and warrants, on each Representation Date, that:

                                 (1) Schedule III hereto sets forth under the
                      headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership Interests," and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by the Grantor as of the date hereof and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                                 (2) it is the record and beneficial owner of
                      the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and except as set forth on Schedule III(C), there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                                 (3) except for any consents that have been
                      obtained and remain in full force and effect, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Trustee in any Pledged Equity Interests or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

                                 (4) except as set forth on Schedule III(D),
                      none of the Pledged LLC Interests nor Pledged Partnership Interests that are issued by a Subsidiary of any Grantor are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

                                 (5) Schedule III hereto sets forth under the
                      heading "Pledged Debt" all of the Pledged Debt owned by the Grantor as of the date hereof and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor;

                      (ii) Covenants and Agreements. The Grantor hereby covenants and agrees that:

                                 (1) unless otherwise in accordance with the
                      Secured Debt Documents, without the prior written consent of the Collateral Trustee, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Trustee's security interest and (b) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets;

                                 (2) it shall comply with all of its obligations
                      under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

                                 (3) unless otherwise in accordance with the
                      Secured Debt Documents, without the prior written consent of the Collateral Trustee, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantors; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a controlled foreign corporation (as defined in the U.S. Internal Revenue Code of 1986, as amended), then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

                                 (4) each Grantor consents to the grant by each
                      other Grantor of a security interest in all Investment Related Property to the Collateral Trustee and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Trustee or its designee following an Event of Default and to the substitution of the Collateral Trustee or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

                                 (5) it shall notify the Collateral Trustee of
                      any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect.

                                 (6) in the event it acquires rights in any
                      Pledged Equity Interest or Pledged Debt after the date hereof, it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Equity Interest or Pledged Debt and all other Pledged Equity Interest or Pledged Debt. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Trustee shall attach to all Pledged Equity Interest or Pledged Debt immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to
                      Schedule III as required hereby.

           (E) INVESTMENT ACCOUNTS

                      (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:

                                 (1) Schedule III hereto sets forth under the
                      headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest as of the date hereof. Each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Trustee pursuant hereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

                                 (2) Schedule III hereto sets forth under the
                      heading "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest as of the date hereof and each Grantor is the sole account holder of each such Deposit Account and, other than as set forth on Schedule III hereto under the heading "Deposit Accounts," such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Trustee pursuant hereto) having either sole dominion and control (within the meaning of common law) or "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

                      (ii) Covenants & Agreements. in the event it acquires rights in any Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts after the date hereof, it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts and all other Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Trustee shall attach to all Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule III as required hereby.

           (F) Letter of Credit Rights.

                      (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that all material letters of credit to which such Grantor has rights as of the date hereof is listed on Schedule V hereto.

                      (ii) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit in excess of $100,000 individually or $1,000,000 in the aggregate hereafter arising it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Trustee shall attach to all letters of credit immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule V as required hereby.

           (G) Intellectual Property.

                      (i) Representations and Warranties. Except as disclosed in
           Schedule VI(H) (as such Schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on each Representation Date, that:

                                 (1) Schedule VI sets forth a true and complete
                      list of (i) all United States registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all material Patent Licenses, Trademark Licenses and Copyright Licenses, granting rights in any Patents, Trademarks or Copyrights owned by Grantor as of the date hereof;

                                 (2) all registrations and applications for
                      Copyrights, Patents and Trademarks owned by a Grantor are standing in the name of each Grantor;

                                 (3) it is the sole and exclusive owner of the
                      entire right, title, and interest in and to, or otherwise has a right to use, all Intellectual Property on Schedule VI and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and material licenses, except for Permitted Liens and the Intellectual Property Licenses set forth on
                      Schedule VI(B), (D), (F) and (G);

                                 (4) all Intellectual Property owned by Grantor
                      that is material to such Grantor's business: (i) is subsisting, (ii) to the best of the Grantor's knowledge is valid and enforceable, (iii) has not been adjudged invalid or unenforceable, in whole or in part in any proceeding to which such Grantor was a party, and (iv) each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property that such Grantor owns in full force and effect;

                                 (5) no action or proceeding before any court or
                      administrative authority in pending or, to the best of Grantor's knowledge, threatened against Grantor challenging such Grantor's right to register, the validity of, or such Grantor's rights to own, use, or license any Intellectual Property that is material to such Grantor's business;

                                 (6) no claim is pending, or to the best of such
                      Grantor's knowledge, threatened, that the conduct of such Grantor's business or the use of any Intellectual Property owned or used by Grantor violates the asserted rights of any third party;

                                 (7) to the best of each Grantor's knowledge, no
                      third party is infringing upon any Intellectual Property owned or used by such Grantor;

                                 (8) there is no effective financing statement
                      or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property owned by such Grantor, other than in favor of the Collateral Trustee.

                      (ii) Covenants and Agreements. each Grantor hereby covenants and agrees as follows:

                                 (1) except for Intellectual Property that is
                      not in use and has negligible value, Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property that is material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

                                 (2) it shall promptly notify the Secured Debt
                      Representatives if it knows or has reason to know that any item of the Intellectual Property that is material to the business of such Grantor may become (a) abandoned or dedicated to the public or placed in the public domain,
                      (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any foreign counterpart of the foregoing, or any court arbitral tribunal or regulatory agency;

                                 (3) it shall take all reasonable steps in the
                      United States Patent and Trademark Office, the United States Copyright Office, or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and which is now or shall become included in the Intellectual Property and which is material to the business of such Grantor including, but not limited to, those items on Schedule VI(A), (C) and (E) (as each may be amended or supplemented from time to time) except for those pertaining to Intellectual Property that is not material to the Business of such Grantor;

                                 (4) in the event that any Intellectual Property
                      owned by or exclusively licensed to any Grantor that is material to such Grantor's business is infringed, misappropriated, or diluted by a third party, such Grantor shall, to the extent such Grantor considers action advisable under the circumstances, take reasonable actions to protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

                                 (5) it shall maintain the level of the quality
                      of products sold and services rendered under any Trademark that is material to such Grantor's business at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall require that licensees of such Trademarks use such standards of quality;

                                 (6) it shall take all steps reasonably
                      necessary to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with third parties with access to Trade Secrets and restricting access to material secret information and documents;

                                 (7) it shall promptly (but in no event more
                      than thirty (30) days after Grantor's knowledge thereof) report to the Secured Debt Representatives (i) the filing of any application by such Grantor to register any Intellectual Property whether it owns in whole or in part or to the best of its knowledge which it is exclusively licensing from a third party with the United States Patent and Trademark Office, the United States Copyright Office, (whether such application is filed by such Grantor or through any agent, employee or designee thereof), (ii) the registration of any Intellectual Property by any such office, or (iii) the acquisition by Grantor of any application or registration and, in each case, subject to
                      Section 2(b) hereof, shall execute and deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto or signed counterpart of a Trademark Security Agreement, Patent Security Agreement, or Copyright Security Agreement substantially in the form of Annexes B, C, and D, as applicable together with all supplements to the schedules thereto;

                                 (8) except as permitted under the Secured Debt
                      Documents, each Grantor shall not execute or file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Trustee and each Grantor shall not sell, assign, transfer, grant any option to purchase, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement and any Secured Debt Document and except for Permitted Sales;

                                 (9) it shall continue to collect, at its own
                      expense, all amounts due or to become due to such Grantor in respect of any Intellectual Property. Upon the occurrence and continuance of an Event of Default, in connection with such collections, each Grantor may take (and, at the Collateral Trustee's reasonable direction, shall take) such action as such Grantor or the Collateral Trustee may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

           (H) Commercial Tort Claims

                      (i) Representations and Warranties. each Grantor hereby represents and warrants, on each Representation Date, that Schedule VII sets forth all Commercial Tort Claims of each Grantor as of the date hereof in excess of $100,000 individually or $1,000,000 in the aggregate; and

                      (ii) Covenants and Agreements. each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually or $1,000,000 in the aggregate hereafter arising it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.           DIVIDENDS, DISTRIBUTIONS AND VOTING.

(A) Dividends and Distributions. Except as provided in the next sentence, in the event any Grantor receives (x) any dividends, interest or distributions on any Investment Related Property, or (y) any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (1) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (2) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection and priority of the Collateral Trustee over such dividends, distributions, interest, securities or other property and pending any such action such Grantor shall be deemed to hold such dividends, distributions, interest, securities or other property in trust for the benefit of the Collateral Trustee and shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Trustee authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

           (B) Voting.

                      (i) So long as no Event of Default shall have occurred and be continuing:

                                 (1) except as otherwise provided under the
                      covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Secured Debt Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Secured Debt Documents; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Trustee shall have notified such Grantor that, in the Collateral Trustee's reasonable judgment, such action would have a Material Adverse Effect it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Secured Debt Documents shall be deemed inconsistent with the terms of this Agreement or any Secured Debt Document within the meaning of this Section 5(b)(i)(1); and

                                 (2) the Collateral Trustee shall promptly
                      execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

                      (ii) Upon the occurrence and during the continuation of an Event of Default and receipt of notice from the Collateral Trustee:

                                 (1) all rights of each Grantor to exercise or
                      refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                                 (2) in order to permit the Collateral Trustee
                      to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 7.

           SECTION 6. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.

           (A) Access; Right of Inspection. The Collateral Trustee shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Trustee, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Trustee and its representatives shall at all times, upon reasonable notice and at reasonable times, also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

           (B) Further Assurances.

                      (i) each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, provided, however, that, notwithstanding anything herein to the contrary, no Grantor shall be obligated to deliver any instrument or document that would perfect the Collateral Trustee's Lien in any manner other than by filing a financing statement. Without limiting the generality of the foregoing, each Grantor shall:

                                 (1) file such financing or continuation
                      statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Trustee may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                                 (2) at any reasonable time, upon request by the
                      Collateral Trustee, exhibit the Collateral to and allow inspection of the Collateral by the Collateral Trustee, or persons designated by the Collateral Trustee; and

                                 (3) at the Collateral Trustee's request, appear
                      in and defend any action or proceeding that may affect such Grantor's Title to or the Collateral Trustee's security interest in all or any part of the Collateral.

                      (ii) Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired. Each Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

           SECTION 7. COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT, IRREVOCABLE POWER OF ATTORNEY. Each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time in the Collateral Trustee's discretion to take any action and to execute any instrument that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this agreement, including, without limitation, the following:

                      (i) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to any Secured Debt Document;

                      (ii) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                      (iii) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                      (iv) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;

                      (v) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

                      (vi) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and

                      (vii) generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

           SECTION 8. REMEDIES.

           (A) Generally.

                      (i) If any Event of Default shall have occurred and be continuing, the Collateral Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Parity Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                                 (1) require any Grantor to, and each Grantor
                      hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;

                                 (2) enter onto the property where any
                      Collateral is located and take possession thereof with or without judicial process;

                                 (3) prior to the disposition of the Collateral,
                      store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate;

                                 (4) without notice except as specified below or
                      under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable; and

                      (ii) The Collateral Trustee or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as Collateral Trustee for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Parity Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Parity Secured Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Trustee to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Parity Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Trustee hereunder.

                      (iii) The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

                      (iv) The Collateral Trustee shall have no obligation to marshall any of the Collateral.

                      (v) the Collateral Trustee shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

                                 (1) all amounts and proceeds (including checks
                      and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by the Section in this Agreement relating to Cash Proceeds (Section 8(d) hereof); and

                                 (2) Grantors shall not adjust, settle or
                      compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

           (B) Application of Proceeds. All proceeds received by the Collateral Trustee in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Trustee against, the Parity Secured Obligations in accordance with the Collateral Trust Agreement.

           (C) Sales on Credit. If Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.

           (D) Cash & Cash Proceeds. If an Event of Default shall have occurred and be continuing, (1) the Collateral Trustee shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Trustee and (2) all Cash and Cash Proceeds shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee. All such funds from any Deposit Account, Cash and Cash Proceeds or any other Money held by the Collateral Trustee may, in the sole discretion of the Collateral Trustee, (A) be held by the Collateral Trustee for the ratable benefit of each Secured Party, as collateral security for the Parity Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Parity Secured Obligations then due and owing in accordance with the Collateral Trust Agreement.

           (E) Investment Related Property. In addition to the rights and remedies specified above, the following provisions shall also be applicable to Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Trustee determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

           (F) Intellectual Property. In addition to the rights and remedies specified above, the following provisions shall also be applicable to Intellectual Property.

                      (i) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

                                 (1) the Collateral Trustee shall have the right
                      (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, in the Collateral Trustee's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Trustee, do any and all lawful acts and execute any and all documents required by the Collateral Trustee in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Trustee as provided in the
                      Section in this Agreement relating to indemnity and expenses in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures requested by the Collateral Trustee, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                                 (2) upon written demand from the Collateral
                      Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee's designee all of such Grantor's right, title and interest in and to the Intellectual Property owned by such Grantor and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                      (ii) Solely for the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Section 8 and at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee, to the extent it has the right to do so, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Trademark owner to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed (if permitted under the applicable license agreement) to such Grantor.

           SECTION 9. COLLATERAL TRUSTEE.

           The Collateral Trustee has been appointed to act as Collateral Trustee hereunder by each Secured Party either pursuant to the Secured Debt Documents or by their acceptance of the benefits hereof. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Collateral Trust Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of each Secured Party in accordance with the terms of this Section and the Collateral Trustee. Collateral Trustee may resign or be removed and be replaced in accordance with the Collateral Trust Agreement. The Collateral Trustee shall have all of the rights, privileges, immunities, indemnities and benefits set forth in the Collateral Trust Agreement.

           SECTION 10. CONTINUING SECURITY INTEREST; TRANSFER OF PARITY SECURED OBLIGATIONS

           This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until this Agreement is terminated and Collateral released from the security interest in accordance with the Collateral Trust Agreement. Any other contingent obligation included in the Parity Secured Obligations shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Secured Debt Documents, each Secured Party may assign or otherwise transfer any Parity Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Secured Party herein or otherwise.

           SECTION 11. STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM.

           The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral, or as to the creation or perfection of any Lien on the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by each Grantor and pending such payment shall be included in the obligations secured hereby.

           SECTION 12. INDEMNITY AND EXPENSES.

                      (i) Each Grantor agrees to indemnify each Indemnitee in accordance with the Collateral Trust Agreement.

                      (ii) Expenses. Each Grantor agrees to pay promptly all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Trustee, for the benefit of each Secured Party pursuant hereto, including search, filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Collateral Trustee and of counsel providing any opinions that Collateral Trustee may request in respect of the Collateral or the Liens created pursuant to the Security Documents; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Trustee and its counsel) in connection with the custody or preservation of any of the Collateral; and after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Collateral Trustee in enforcing any Parity Secured Obligations of or in collecting any payments due from any Grantor hereunder or under the other Secured Debt Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

                      (iii) The obligations of each Grantor in this Section 12 shall survive the termination of this Agreement and the discharge of such Grantor's other obligations under this Agreement and any other Secured Debt Documents.

           SECTION 13. MISCELLANEOUS.

           (A) Notices. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 7.6 of the Collateral Trust Agreement.

           (B) Amendments and Waivers.

                      (i) Collateral Trustee's Consent. Subject to Section 7.1 of the Collateral Trust Agreement no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of the Collateral Trustee.

                      (ii) No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or under any other Secured Debt Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Secured Debt Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

           (C) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Grantor shall, without the prior written consent of the Collateral Trustee, assign any right, duty or obligation hereunder.

           (D) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

           (E) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Section 12(iii) shall survive the payment of the Parity Secured Obligations and the termination hereof.

           (F) Marshaling; Payments Set Aside. Collateral Trustee shall not be under any obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Parity Secured Obligations.

           (G) Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           (H) Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

           (I) APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

           (J) Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:


                      (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;


                      (ii) waives any defense of forum non conveniens;


                      (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6 of the Collateral Trust Agreement;


                      (iv) agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

                      (v) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.


           (K) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER SECURED DEBT DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED

FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13(K) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           (L) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

           (M) Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Grantors and the Collateral Trustee of written or telephonic notification of such execution and authorization of delivery thereof.

           (N) Entire Agreement. This Agreement and the other Secured Debt Documents embody the entire agreement and understanding between Grantors and the Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Secured Debt Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

           IN WITNESS WHEREOF, the Grantor and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            IWO ESCROW COMPANY,
                                            AS GRANTOR


                                            By:  /s/ Bret C. Cloward
                                                 -------------------------------
                                                 Name: Bret C. Cloward
                                                 Title: Chief Executive Officer


                                            THE BANK OF NEW YORK,
                                            AS COLLATERAL TRUSTEE


                                            By: /s/ Remo J. Reale
                                                --------------------------------
                                                Name: Remo J. Reale
                                                Title: Vice President



                         [Pledge and Security Agreement]

                                                                      SCHEDULE I
                                                TO PLEDGE AND SECURITY AGREEMENT

                               GENERAL INFORMATION

           (a) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:


                                                                                       Chief Executive
                                                                                    Office/Sole Place of
                                                                                   Business (or Residence
                                                              Jurisdiction of      if Grantor is a Natural
      Full Legal Name           Type of Organization            Organization               Person)              Organization I.D.#
      ---------------           --------------------          ----------------     -----------------------      ------------------


     Name of Grantor                                           Date of Change                    Description of Change
     ---------------                                           --------------                    ---------------------


           (e) Financing Statements:


               Name of Grantor                                       Filing Jurisdiction(s)
               ---------------                                       ----------------------




                         [Pledge and Security Agreement]

                                                                     SCHEDULE II
                                                TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor                             Location of Equipment and Inventory
---------------                             -----------------------------------






                         [Pledge and Security Agreement]

                                                                    SCHEDULE III
                                                TO PLEDGE AND SECURITY AGREEMENT

                           INVESTMENT RELATED PROPERTY


           Pledged Stock:

 =========   =========       ===========        ==============     ================    ===========  ========     ===============
                                                                                                                       % OF
                                                                                                     NO. OF        OUTSTANDING
               STOCK           CLASS OF          CERTIFICATED           STOCK                        PLEDGED       STOCK OF THE
  GRANTOR      ISSUER           STOCK                (Y/N)          CERTIFICATE NO.     PAR VALUE     STOCK        STOCK ISSUER
 =========   =========       ===========        ==============     ================    ===========  ========     ===============


           Pledged LLC Interests:


 =========         ============       ================     =================     ================     =====================
                                                                                                       % OF OUTSTANDING LLC
                      LIMITED                                                                            INTERESTS OF THE
                     LIABILITY          CERTIFICATED        CERTIFICATE NO.       NO. OF PLEDGED         LIMITED LIABILITY
  GRANTOR             COMPANY               (Y/N)             (IF ANY)                UNITS                  COMPANY
 =========         ============       ================     =================     ================     =====================



           Pledged Partnership Interests:


  =========             ============        =====================      ==============    =================  ==================
                                                   TYPE OF                                                   % OF OUTSTANDING
                                                 PARTNERSHIP                                                     PARTNERSHIP
                                                INTERESTS (E.G.,        CERTIFICATED      CERTIFICATE NO.     INTERESTS OF THE
   GRANTOR               PARTNERSHIP         GENERAL OR LIMITED)           (Y/N)            (IF ANY)             PARTNERSHIP
  =========             ============        =====================      ==============    =================  ==================


           Pledged Trust Interests:



 =========          =======          ================       ==============        ================       ====================
                                                                                                         % OF OUTSTANDING
                                      CLASS OF TRUST         CERTIFICATED          CERTIFICATE NO.        TRUST INTERESTS OF
  GRANTOR            TRUST              INTERESTS                (Y/N)                (IF ANY)              THE TRUST
 =========          =======          ================       ==============        ================       ====================



                         [Pledge and Security Agreement]


           Pledged Debt:

==================== ====================== ====================== ====================== ===================== ====================
         GRANTOR          ISSUER             ORIGINAL PRINCIPAL         OUTSTANDING            ISSUE DATE           MATURITY DATE
                                                   AMOUNT            PRINCIPAL BALANCE
==================== ====================== ====================== ====================== ===================== ====================

       Securities Account:

================================ ================================= ================================= ===============================
          GRANTOR                NAME OF SECURITIES INTERMEDIARY            ACCOUNT NUMBER                     ACCOUNT NAME
================================ ================================= ================================= ===============================


       Commodities Accounts:

================================ ================================= ================================= ===============================
          GRANTOR                NAME OF COMMODITIES INTERMEDIARY           ACCOUNT NUMBER                     ACCOUNT NAME
================================ ================================= ================================= ===============================


       Deposit Accounts:

================================ ================================= ================================= ===============================
          GRANTOR                    NAME OF DEPOSITARY BANK                ACCOUNT NUMBER                     ACCOUNT NAME
================================ ================================= ================================= ===============================

(B)

               NAME OF GRANTOR                              DATE OF ACQUISITION                       DESCRIPTION OF ACQUISITION
               ---------------                              -------------------                       --------------------------


(C)

               NAME OF GRANTOR                            PLEDGED EQUITY INTERESTS                OUTSTANDING WARRANTS, OPTIONS ETC.
               ---------------                            ------------------------                ----------------------------------


(D)

               NAME OF GRANTOR                       PLEDGED LLC INTERESTS OR PLEDGED
               ---------------                       --------------------------------
                                                           PARTNERSHIP INTERESTS
                                                           ---------------------



                         [Pledge and Security Agreement]

                                                                     SCHEDULE IV
                                                TO PLEDGE AND SECURITY AGREEMENT

    Name of Grantor                            Description of Letters of Credit
    ---------------                            --------------------------------










                         [Pledge and Security Agreement]

                                                                      SCHEDULE V
                                                TO PLEDGE AND SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY

           (a) Copyrights

           (b) Copyright Licenses

           (c) Patents

           (d) Patent Licenses

           (e) Trademarks

           (f) Trademark Licenses

           (g) Trade Secret Licenses

           (h) Intellectual Property Matters




                         [Pledge and Security Agreement]

                                                                     SCHEDULE VI
                                                TO PLEDGE AND SECURITY AGREEMENT

          Name of Grantor                                Commercial Tort Claims
          ---------------                                ----------------------









                         [Pledge and Security Agreement]

                                                                         ANNEX A

                                PLEDGE SUPPLEMENT

           This PLEDGE SUPPLEMENT, dated [ ], is delivered by [NAME OF GRANTOR OR GRANTORS] a [ ] [Corporation] (the "Grantor") pursuant to the Pledge and Security Agreement, dated as of [ ] (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among IWO ESCROW COMPANY, the other Debtors named therein, and THE BANK OF NEW YORK, as the Collateral Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

           Each Grantor hereby confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of such Grantor's right, title and interest in and to all [Investment Related Property][Letter of Credit Rights] including, without limitation, those specified on the Schedule attached hereto and agrees that such attached schedule shall supplement and become a part of Schedule [III][V] to the Security Agreement. Grantor represents and warrants that the attached Schedule is a true and correct list of all [Investment Related Property][Letter of Credit Rights] in which it has rights and that it has complied with all provisions of the Security Agreement relating thereto and that the Collateral Trustee has a valid, perfected first priority security interest therein.

           IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [ ].

                                                  [NAME OF GRANTOR]


                                                  By:  _________________________
                                                        Name:
                                                        Title:

                                                                         ANNEX B


                                JOINDER AGREEMENT


           This JOINDER AGREEMENT, dated [ ], is delivered by [NAME OF NEW GRANTOR] a [State of Incorporation] [Corporation] (the "New Grantor") pursuant to the Pledge and Security Agreement, dated as of [ ] (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among IWO ESCROW COMPANY, the other Debtors named therein, and [NAME OF COLLATERAL TRUSTEE], as the Collateral Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

           New Grantor hereby confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of New Grantor's right, Title and interest in and to all Collateral to secure the Parity Secured Obligations, in each case whether now or hereafter existing or in which New Grantor now has or hereafter acquires an interest and wherever the same may be located. From and after the date hereof, New Grantor shall be a "Grantor" for all purposes of the Security Agreement. New Grantor hereby makes all of the representations and warranties set forth in the Security Agreement. New Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth as of the date hereof all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

           IN WITNESS WHEREOF, New Grantor has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of [ ].

                                              [NAME OF NEW GRANTOR]


                                              By:  _____________________________
                                                    Name:
                                                    Title: